Exhibit 10.5

JAMBA, INC.

RESTRICTED STOCK AGREEMENT

Jamba, Inc. (the “Company”) has granted to the Participant named in the Notice of Grant of Restricted Stock (the “Grant Notice”) to which this Restricted Stock Agreement (the “Agreement”) is attached an Award consisting of Shares subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Jamba, Inc. 2013 Equity Incentive Plan (the “Plan”), as may be amended from time to time, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares of Stock (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Agreement or the Plan.

1.           Definitions and Construction.

1.1           Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

1.2           Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.           Administration.

All questions of interpretation concerning the Grant Notice, this Agreement and the Plan shall be determined by the Committee or its designee. All such determinations shall be final and binding upon all persons having an interest in the Award as provided by the Plan. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent or actual authority with respect to such matter, right, obligation, or election.

3.           The Award.

3.1           Grant and Issuance of Shares. On the Date of Grant, the Participant shall acquire and the Company shall issue, subject to the provisions of this Agreement, a number of shares of Stock equal to the Total Number of shares of Stock. As a condition to the issuance of the shares of Stock, the Participant shall execute and deliver the Grant Notice to the Company, and, if required by the Company, an Assignment Separate from Certificate duly endorsed (with date and number of shares blank) in the form provided by the Company.

3.2           No Monetary Payment Required. The Participant is not required to make any monetary payment (other than to satisfy applicable tax withholding, if any, with respect to the issuance or vesting of the shares of Stock) as a condition to receiving the shares of Stock, the consideration for which shall be past services actually rendered or future services to be rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued pursuant to the Award.

3.3           Beneficial Ownership of Shares; Certificate Registration. As security for the Participant’s performance of the terms of this Agreement and to ensure the availability for delivery of the Participant’s shares of Stock upon the exercise of the Company Reacquisition Right, the Participant agrees to deliver and deposit with the Secretary of the Company (or the Secretary’s designee), the certificates evidencing the shares of Stock during the term of the Escrow pursuant to Section 6. Furthermore, the Participant hereby authorizes the Company, in its sole discretion, to deposit, following the term of such Escrow, for the benefit of the Participant with the broker designated by the Company with which the Participant has an account, any or all shares of Stock which are no longer subject to such Escrow. Except as provided by the foregoing, a certificate for the Shares of Stock shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

3.4           Issuance of Shares of Stock in Compliance with Law. The issuance of the shares of Stock shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No shares of Stock shall be issued hereunder if their issuance would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares of Stock shall relieve the Company of any liability in respect of the failure to issue such shares of Stock as to which such requisite authority shall not have been obtained. As a condition to the issuance of the shares of Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

4.           Vesting of Shares.

Shares of Stock acquired pursuant to this Agreement shall become Vested Shares as provided in the Grant Notice. For purposes of determining the number of Vested Shares following an Ownership Change Event, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after the Ownership Change Event.

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5.           Company Reacquisition Right.

5.1           Grant of Company Reacquisition Right. Except to the extent otherwise provided by any employment service, or other agreement referring to the Award, if any, in the event that (a) the Participant’s Service terminates for any reason or no reason, with or without cause, or (b) the Participant, the Participant’s legal representative, or other holder of the shares of Stock, attempts to sell, exchange, transfer, pledge, or otherwise dispose of (other than pursuant to an Ownership Change Event), including, without limitation, any transfer to a nominee or agent of the Participant, any shares of Stock which are not Vested Shares (“Unvested Shares”), the Participant shall forfeit and the Company shall automatically reacquire the Unvested Shares, and the Participant shall not be entitled to any payment therefor (the “Company Reacquisition Right”).

5.2           Ownership Change Event, Non-Cash Dividends, Distributions and Adjustments. Upon the occurrence of an Ownership Change Event, a dividend or distribution to the stockholders of the Company paid in shares of Stock or other property, or any other adjustment upon a change in the capital structure of the Company as described in Section 9, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on share of Stock pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of the Participant’s ownership of Unvested Shares shall be immediately subject to the Company Reacquisition Right and included in the terms “Stock” and “Unvested Shares” for all purposes of the Company Reacquisition Right with the same force and effect as the Unvested Shares immediately prior to the Ownership Change Event, dividend, distribution or adjustment, as the case may be. For purposes of determining the number of Vested Shares following an Ownership Change Event, dividend, distribution or adjustment, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after any such event.

5.3           Obligation to Repay Certain Cash Dividends and Distributions. Unless otherwise elected by the Committee, dividends, if any, paid with respect to Unvested Shares shall not be paid directly to the Participant, but shall be held in escrow, subject to the Company’s Reacquisition Right. To the extent the Committee permits dividends, if any, with respect to Unvested Shares to be paid directly to the Participant, then the Participant shall, at the discretion of the Committee, be obligated to promptly repay to the Company upon termination of the Participant’s Service any dividends and other distributions paid to the Participant in cash with respect to Unvested Shares reacquired by the Company pursuant to the Company Reacquisition Right.

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6.           Escrow.

6.1           Appointment of Agent. To ensure that shares of Stock subject to the Company Reacquisition Right will be available for reacquisition, the Participant and the Company hereby appoint the Secretary of the Company, or any other person designated by the Secretary, as their agent and as attorney-in-fact for the Participant (the “Agent”) to hold any and all Unvested Shares and to sell, assign and transfer to the Company any such Unvested Shares reacquired by the Company pursuant to the Company Reacquisition Right. The Participant understands that appointment of the Agent is a material inducement to make this Agreement and that such appointment is coupled with an interest and is irrevocable. The Agent shall not be personally liable for any act the Agent may do or omit to do hereunder as escrow agent, agent for the Company, or attorney in fact for the Participant while acting in good faith and in the exercise of the Agent’s own good judgment, and any act done or omitted by the Agent pursuant to the advice of the Agent’s own attorneys shall be conclusive evidence of such good faith. The Agent may rely upon any letter, notice or other document executed by any signature purporting to be genuine and may resign at any time.

6.2           Establishment of Escrow. The Participant authorizes the Company to deposit the Unvested Shares with the Company’s transfer agent the certificates representing the Unvested Shares, as provided in Section 3.3, and the Participant agrees to deliver to and deposit with the Agent such certificates, if required by the Company, an Assignment Separate from Certificate with respect to each such certificate duly endorsed (with date and number of shares of Stock blank) in the form attached to this Agreement, to be held by the Agent under the terms and conditions of this Section 6 (the “Escrow”). Upon the occurrence of an Ownership Change Event, a dividend or distribution to the stockholders of the Company paid in shares of Stock or other property (other than regular, periodic dividends paid on Stock pursuant to the Company’s dividend policy) or any other adjustment upon a change in the capital structure of the Company, as described in Section 9, any and all new, substituted or additional securities or other property to which the Participant is entitled by reason of his or her ownership of the Shares of Stock that remain, following such Ownership Change Event, dividend, distribution or change described in Section 9, subject to the Company Reacquisition Right shall be immediately subject to the Escrow to the same extent as the shares of Stock immediately before such event. The Company shall bear the expenses of the Escrow.

6.3           Delivery of Shares to Participant. The Escrow shall continue with respect to any shares of Stock for so long as such shares of Stock remain subject to the Company Reacquisition Right. Upon termination of the Company Reacquisition Right with respect to shares of Stock, the Company shall so notify the Agent and direct the Agent to deliver such number of shares of Stock to the Participant. As soon as practicable after receipt of such notice, the Agent shall cause the shares of Stock specified by such notice to be delivered to the Participant, and the Escrow shall terminate with respect to such shares of Stock.

7.           Tax Matters.

7.1          Tax Withholding.

(a)          In General. At the time the Grant Notice is executed, or at any time thereafter as requested by a Participating Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Participating Company, if any, which arise in connection with the Award, including, without limitation, obligations arising upon (a) the transfer of shares of Stock to the Participant, (b) the lapsing of any restriction with respect to any shares of Stock, (c) the filing of an election to recognize tax liability, or (d) the transfer by the Participant of any shares of Stock (the “Taxable Event”). The Company shall have no obligation to deliver the shares of Stock or to release any shares of Stock from the Escrow established pursuant to Section 6 until the tax withholding obligations of the Participating Company have been satisfied by the Participant.

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(b)          Assignment of Sale Proceeds. Subject to compliance with applicable law and the Company’s Trading Compliance Policy, if permitted by the Company, the Participant may satisfy the Participating Company’s tax withholding obligations in accordance with procedures established by the Company providing for delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the shares becoming Vested Shares on a Vesting Date as provided in the Grant Notice.

(c)          Withholding in Shares of Stock. The Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of a Participating Company’s tax withholding obligations by withholding a number of whole, Vested Shares otherwise deliverable to the Participant or by the Participant’s tender to the Company of a number of whole, Vested Shares or vested shares acquired otherwise than pursuant to the Award having, in any such case, a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.

(d)          Default Withholding Provision. Except as otherwise provided by the Company, if the Participant does not deliver to the Company at least five (5) days prior to a Taxable Event a written notice of Participant’s election to satisfy by cash, check, or other manner agreeable to the Company, all federal, state, local or foreign tax withholding obligations related to such Shares, Participant and the Company agree that the Company shall retain that number of the shares of Stock, based on the Fair Market Value of the Company’s common stock on such Settlement Date, with an aggregate value equal to the amount of all federal, state, local or foreign tax withholding obligations that Participant or the Participating Company would incur as a result of the Settlement of such shares of Stock determined by the applicable minimum statutory withholding rates.

7.2          Election Under Section 83(b) of the Code.

(a)          The Participant understands that Section 83 of the Code taxes as ordinary income the difference between the amount paid for the shares of Stock, if anything, and the fair market value of the shares of Stock as of the date on which the shares of Stock are “substantially vested,” within the meaning of Section 83. In this context, “substantially vested” means that the right of the Company to reacquire the shares of Stock pursuant to the Company Reacquisition Right has lapsed. The Participant understands that he or she may elect to have his or her taxable income determined at the time he or she acquires the shares of Stock rather than when and as the Company Reacquisition Right lapses by filing an election under Section 83(b) of the Code with the Internal Revenue Service no later than thirty (30) days after the date the shares of Stock are transferred to the Participant which will generally be the Date of Grant. The Participant understands that failure to make a timely filing under Section 83(b) will result in his or her recognition of ordinary income, as the Company Reacquisition Right lapses, on the difference between the purchase price, if anything, and the fair market value of the shares of Stock at the time such restrictions lapse. The Participant further understands, however, that if shares of Stock with respect to which an election under Section 83(b) has been made are forfeited to the Company pursuant to its Company Reacquisition Right, such forfeiture will be treated as a sale on which there is realized a loss equal to the excess (if any) of the amount paid (if any) by the Participant for the forfeited shares of Stock over the amount realized (if any) upon their forfeiture. If the Participant has paid nothing for the forfeited shares of Stock and has received no payment upon their forfeiture, the Participant understands that he or she will be unable to recognize any loss on the forfeiture of the shares of Stock even though the Participant incurred a tax liability by making an election under Section 83(b).

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(b)          The Participant understands that he or she should consult with his or her tax advisor regarding the advisability of filing with the Internal Revenue Service an election under Section 83(b) of the Code, which must be filed no later than thirty (30) days after the date the shares of Stock subject to this Agreement are transferred to the Participant (which will generally be the Date of Grant, unless the Participant has purchased the shares of Stock, in which case it will be the date of purchase). Failure to file an election under Section 83(b), if appropriate, may result in adverse tax consequences to the Participant. The Participant acknowledges that he or she has been advised to consult with a tax advisor regarding the tax consequences to the Participant of the acquisition of shares of Stock hereunder. ANY ELECTION UNDER SECTION 83(b) THE PARTICIPANT WISHES TO MAKE MUST BE FILED NO LATER THAN 30 DAYS AFTER THE DATE ON WHICH THE SHARES OF STOCK ARE TRANSFERRED TO THE PARTICIPANT (AS NOTED ABOVE, GENERALLY THE DATE OF GRANT). THIS TIME PERIOD CANNOT BE EXTENDED. THE PARTICIPANT ACKNOWLEDGES THAT TIMELY FILING OF A SECTION 83(b) ELECTION IS THE PARTICIPANT’S SOLE RESPONSIBILITY, EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO FILE SUCH ELECTION ON HIS OR HER BEHALF.

(c)          The Participant will notify the Company in writing if the Participant files an election pursuant to Section 83(b) of the Code. The Company intends, in the event it does not receive from the Participant evidence of such filing, to claim a tax deduction for any amount which would otherwise be taxable to the Participant in the absence of such an election.

8.           Effect of Change in Control.

In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Participant, assume or continue in full force and effect the Company’s rights and obligations under the Award or substitute for the Award a substantially equivalent award for the Acquiror’s stock. Notwithstanding the foregoing, shares of Stock acquired pursuant to the Award prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares of Stock shall continue to be subject to all applicable provisions of this Agreement except as otherwise provided herein.

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9.           Adjustments for Changes in Capital Structure.

Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares of stock or other property subject to the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy, subject to Section 5.3) to which Participant is entitled by reason of ownership of shares acquired pursuant to this Award will be immediately subject to the provisions of this Award on the same basis as all shares originally acquired hereunder. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

10.          Rights as a Stockholder, Director, Employee or Consultant.

The Participant shall have no rights as a stockholder with respect to any shares of Stock subject to the Award until the date of the issuance of the shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares of Stock are issued, except as provided in Section 9. Subject to the provisions of this Agreement, the Participant shall exercise all rights and privileges of a stockholder of the Company with respect to shares of Stock deposited in the Escrow pursuant to Section 6, including the right to vote such shares of Stock and to receive all dividends and other distributions paid with respect to such shares of Stock, subject to Section 5.3. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service at any time.

11.          Legends.

The Company may at any time place legends referencing the Company Reacquisition Right and any applicable federal, state or foreign securities law restrictions on all certificates representing the shares of Stock. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing the shares of Stock in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

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“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS SET FORTH IN AN AGREEMENT BETWEEN THIS CORPORATION AND THE REGISTERED HOLDER, OR HIS PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION.”

12.          Transfers in Violation of Agreement.

No shares of Stock may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of, including by operation of law, in any manner which violates any of the provisions of this Agreement and, except pursuant to an Ownership Change Event, until the date on which such shares become Vested Shares, and any such attempted disposition shall be void. The Company shall not be required (a) to transfer on its books any shares of Stock which will have been transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares of Stock or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares of Stock will have been so transferred. In order to enforce its rights under this Section, the Company shall be authorized to give a stop transfer instruction with respect to the shares of Stock to the Company’s transfer agent.

13.          Miscellaneous Provisions.

13.1         Termination or Amendment. The Committee may terminate or amend the Plan. No amendment or addition to this Agreement shall be effective unless in writing and, to the extent such amendment is necessary to comply with applicable law or government regulation, may be made without the consent of the Participant.

13.2         Nontransferability of the Award. The right to acquire shares of Stock pursuant to the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

13.3         Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

13.4         Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

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13.5         Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a)          Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the parties may deliver electronically any notices called for in connection with the Escrow and the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b)          Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 13.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice and notices in connection with the Escrow, as described in Section 13.5(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 13.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 13.5(a).

13.6         Integrated Agreement. The Grant Notice, this Agreement and the Plan, together with any employment, service or other agreement between the Participant and a Participating Company referring to the Award, if any, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.

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13.7         Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction in California and agree that such litigation shall be conducted in the courts of San Francisco County, California or the federal courts of the United States for the Northern District of California.

13.8         Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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SAMPLE

Internal Revenue Service

[IRS Service Center

where Form 1040 is Filed]

Re:	Section 83(b) Election

Dear Sir or Madam:

The following information is submitted pursuant to section 1.83-2 of the Treasury Regulations in connection with this election by the undersigned under section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

1.	The name, address and taxpayer identification number of the taxpayer are:

Name:

Address:

Social Security Number:

2.	The following is a description of each item of property with respect to which the election is made:

________________ shares of common stock of the Jamba, Inc. (the “Shares”), acquired from the Jamba, Inc. (the “Company”) pursuant to a restricted stock grant.

3.	The property was transferred to the undersigned on:

Restricted stock grant date: ________________________

The taxable year for which the election is made is:

Calendar Year ___________

4.	The nature of the restriction to which the property is subject:

The Shares are subject to automatic forfeiture to the Company upon the occurrence of certain events. This forfeiture provision lapses with regard to a portion of the Shares based upon the continued performance of services by the taxpayer over time.

5.	The following is the fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) of the property with respect to which the election is made:

$__________________ (_____________ Shares at $__________ per share).

The property was transferred to the taxpayer pursuant to the grant of an award of restricted stock.

6.	The following is the amount paid for the property:

No monetary consideration was provided in exchange for the Shares.

7.	A copy of this election has been furnished to the Company, and, if different, the corporation for which the services were performed by the undersigned.

Please acknowledge receipt of this election by date or received-stamping the enclosed copy of this letter and returning it to the undersigned. A self-addressed stamped envelope is provided for your convenience.

Very truly yours,

Date:

Enclosures

cc: Jamba, Inc.